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                                                                    EXHIBIT 3(b)


                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                            BANCINSURANCE CORPORATION


         Si Sokol, President, and Sally J. Cress, Secretary, of Bancinsurance Corporation, an Ohio corporation, with its principal place of business at 20 East Broad Street, Columbus, Ohio, do hereby certify that upon unanimous approval of the Board of Directors at a meeting held on March 10, 1993 and upon authority granted to the Board of Directors pursuant to the corporation's Amended and Restated Articles of Incorporation and Section 1701.70(B)(3) of the Ohio General Corporation Law, Article FOURTH of the Amended and Restated Articles of Incorporation has been amended as follows:

         FOURTH:

         SECTION 1. The number of shares which the corporation is authorized to have outstanding shall be 20,200,000, 20,000,000 of which shall be Common Shares, without par value, 100,000 of which shall be Class A Serial Preference Shares, without par value, and 98,646 of which shall be Class B Serial Preference Shares, without par value.

         SECTION 2. The express terms and provisions of the shares of each class are as follows:


                                  SUBDIVISION A
                        Class A Serial Preference Shares
                               Issuable in Series

         The Class A Serial Preference Shares may be issued from time to time in series. The Class A Serial Preference Shares of all series shall be in all respects entitled to the same preferences, rights and privileges and subject to the same terms and provisions, except that different series of Class A Serial Preference Shares may vary as to dividend rate, redemption rights and price, liquidation price, conversion rights, if any, sinking fund requirements, if any, the dates of payment of dividends and the dates from which they are cumulative, and restrictions, if any, on the issuance of shares of any class or series, all of which shall be fixed as hereinafter provided. The terms and provisions set forth in Subdivision B hereof shall apply to the Class A Serial Preference Shares of all series. All the shares of any one series shall be alike.

         Subject to the limitations and restrictions set forth in this Article Fourth, the Board of Directors is hereby authorized and empowered, at any time, and from time to time, to designate and issue any authorized and unissued Class A Serial Preference Shares (whether or not previously designated as shares of a particular series and including Class A Serial Preference Shares of any series issued and thereafter acquired by the corporation, except that convertible shares which have been converted into shares of another class shall not be reissued as convertible shares) as shares of one or more series, hereby or hereafter to be designated; to adopt amendments to these Amended Articles of Incorporation in respect of any such shares; and thereby to determine, fix or alter:

          (a) The number of shares to constitute a series and the distinctive designation thereof;

          (b) The rate of the annual dividends thereon, the dates of payment thereof, and the date or dates from which such dividends shall be cumulative;


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          (c)  The amount per share, if any, which the holders of Class A Serial
               Preference Shares of such series shall be entitled to receive upon the redemption thereof, or upon the liquidation, dissolution or winding up of the corporation and the amount of premium, if any, plus an amount equal to the dividends accrued and unpaid thereon;

          (d) The conversion or exchange rights, if any, of such series, including without limitation the price or prices, rate or rates, provisions for the adjustment thereof (including provisions for protection against the dilution or impairment of such rights), and all other terms and conditions upon which Class A Serial Preference Shares constituting such series may be convertible into, or exchangeable for, shares of any other class or classes or series; and

          (e) The restrictions, if any, on the issuance of shares of any class or series.


                                  SUBDIVISION B
                       Provisions Applicable to All Series
                       of Class A Serial Preference Shares

         1. DIVIDENDS. The holders of Class A Serial Preference Shares of each series shall be entitled to receive, when and as declared by the Board of Directors, dividends at, but not exceeding, the dividend rate fixed for such series by the Board of Directors pursuant to the provisions of Subdivision A hereof. Such dividends shall be cumulative, so that if dividends on all outstanding Class A Serial Preference Shares of each series at the dividend rate fixed therefor shall not have been paid or declared and set apart for payment for all past dividend periods, and for the dividend period current at the time, the deficiency shall be fully paid, or dividends equal thereto declared and set apart for payment, but without interest thereon, before any dividends on the Class B Serial Preference Shares or the Common Shares shall be paid or declared and set apart for payment.

            Dividends shall not be declared or paid on the Class A Serial Preference shares of any one series for any dividend period unless dividends have been, or are contemporaneously, paid or declared and set apart for payment on the Class A Serial Preference Shares of all series for the dividend periods terminating on the same or an earlier date.

            Any dividend paid in an amount less than full cumulative dividends accrued or in arrears on all Class A Serial Preference Shares then outstanding shall be divided among the outstanding Class A Serial Preference Shares of each series in proportion to the aggregate amounts which would be distributable to Class A Serial Preference Shares of each series if full cumulative dividends were declared and paid thereon.

            The holders of Class A Serial Preference Shares of any series shall not be entitled to any dividends in excess of the rate fixed for such series.

            After full cumulative dividends as aforesaid upon the Class A Serial Preference Shares of all series then outstanding shall have been paid for all past dividend periods, and full dividends on the Class A Serial Preference Shares for the current dividend period shall have been declared and paid or set apart for payment, then, and not otherwise, dividends in cash, property, or shares of any class, may be declared and paid upon the Class B Serial Preference Shares and the Common Shares.

            The term "accrued and unpaid dividends" as used in this Articles Fourth means, in respect of each Class A Serial Preference Share of any series, an amount equal to the dividend rate fixed for such series from the date from which dividends became cumulative to the date of computation, less the aggregate amount of dividends paid thereon.

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         2. DISSOLUTION AND LIQUIDATION. The Class A Serial Preference Shares
shall be preferred as to assets as well as dividends and upon the-dissolution, liquidation, or winding up of the corporation, whether voluntary or involuntary, the holders of the Class A Serial Preference Shares of each series shall be entitled to receive and be paid for each share thereof, out of the assets of the corporation (whether capital or surplus) such amount as shall have been fixed by the Board of Directors at the time such shares are issued together with an amount equal to the accrued and unpaid dividends thereon to the date of payment, plus a premium of such additional amount per share, if any, as shall have been fixed for such series, before any distribution of the assets shall be made to the holders of the Class B Serial Preference Shares or the Common Shares, but the holders of the Class A Serial Preference Shares shall be entitled to no further participation in such distribution; and the holders of the Common Shares shall be entitled, to the exclusion of the holders of the Class A Serial Preference Shares (but subject to the rights of the holders of the Class B Serial Preference Shares), to all assets of the corporation remaining after payment to the holders of the Class A Serial Preference Shares of the full preferential amounts aforesaid. If, upon any such dissolution, liquidation or winding up, the assets of the corporation distributable among the holders of Class A Serial Preference Shares shall be insufficient to pay in full the preferential amounts aforesaid, then such assets or the proceeds thereof, shall be distributed among the holders of Class A Serial Preference Shares then outstanding according to the number of shares held by each divided among the outstanding Class A Serial Preference Shares of each series in proportion to the aggregate amounts which would be distributable to the Class A Serial Preference Shares of each series if the full preferential amounts were paid, until such amount as shall have been so fixed by the Board of Directors shall be distributed in respect of each share, and if any excess shall then remain, such excess shall be distributed among the holders of outstanding Class A Serial Preference Shares ratably in proportion to the amounts to which they are respectively entitled by reason of accrued and unpaid dividends until each shall have received payment in full of all accrued and unpaid dividends. The consolidation or merger of the corporation, at any time, or from time to time, with any other corporation or corporation, shall not be construed as a dissolution, liquidation, or winding up of the corporation within the meaning hereof.

         3. REDEMPTION. The corporation, at its option to be exercised by its Board of Directors, may redeem the whole or any part of any series of the Class A Serial Preference Shares which is redeemable, at any time, or from time to time, by the payment in cash of a price for each series thereof, in such amount as shall have been fixed by the Board of Directors at the time such shares are issued, plus a premium of such additional amount per share, if any, as shall have been fixed as payable in case of redemption in respect of such series, together with the amount of any dividends accrued and unpaid thereon to the date of redemption. If at any time less than all of the Class A Serial Preference Shares then outstanding shall be called for redemption, the Board of Directors may select the series of Class A Serial Preference Shares to be redeemed and if less than all the Class A Serial Preference Shares of any series are to be called for redemption., the shares to be redeemed may be selected by lot, or pro rata, or by such other equitable method as the Board of Directors in its discretion may determine. Notice of every such redemption, stating the redemption date, the redemption price, and the place of payment thereof, shall be given by mailing a copy of such notice at least thirty (30) days and not more than sixty (60) days prior to the date fixed for redemption to the holders of record of the Class A Serial Preference Shares to be redeemed at their respective addresses as the same appear on the books of the corporation. If such notice of redemption shall have been duly given, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside so as to be available therefor, then notwithstanding that any certificate for Class A Serial Preference Shares so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so fixed, and all rights with respect to such Class A Serial Preference Shares so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest.

            The corporation shall have the right to purchase Class A Serial Preference Shares of any series (in the case of redeemable shares at a price not in excess of the redemption price thereof), either for the purpose of redemption and retirement or (except in the case of redeemable shares) to be held, used and disposed of as treasury shares.


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            Subject to the limitations and provisions of this Article Fourth the
Board of Directors may prescribe the manner, terms and conditions upon which Class A Serial Preference Shares shall be called for redemption, purchased or redeemed.

         4. PROTECTIVE PROVISIONS. The corporation shall not, without the affirmative vote at a meeting, or the written consent with or without a meeting of the holders of at least a majority of the Class A Serial Preference Shares of the particular series proposed to be affected, change the express terms and provisions of any series of the Class A Serial Preference Shares in any manner substantially prejudicial to the holders thereof.

         5. VOTING RIGHTS. Except as otherwise expressly provided herein or by law, the holders of Class A Serial Preference Shares shall not be entitled to vote or participate in meetings of shareholders of the corporation.


                                  SUBDIVISION C
                            Class B Serial Preference
                               Issuable in Series

         The Class B Serial Preference Shares may be issued from time to time in series. The Class B Serial Preference Shares of all series shall be in all respects entitled to the same preferences, rights, privileges and subject to the same terms and provisions, except that different series of Class B Serial Preference Shares may vary as to dividend rate, redemption rights and price, liquidation price, conversion right, if any, sinking fund requirements, if any, the dates of payment of dividends, and restrictions, if any, on the issuance of shares of any class or series, all of which shall be fixed as hereinafter provided. The terms and provisions set forth in Subdivision D hereof shall apply to the Class B Serial Preference Shares of all Series. All the shares of any one series shall be alike.

         Subject to the limitations and restrictions set forth in this Article Fourth, the Board of Directors is hereby authorized and empowered, at any time, and from time to time, to designate and issue any authorized and unissued Class B Serial Preference Shares (whether or not previously designated as shares of a particular series and including Class B Serial Preference Shares of any series issued and thereafter acquired by the corporation, except that convertible shares which have been converted into shares of another class shall not be, reissued as convertible shares) as shares of one or more series, hereby or hereafter to be designated; to adopt amendments to these Amended Articles of Incorporation in respect of any such shares; and thereby to determine, fix or alter:

          (a) The number of shares to constitute a series and the distinctive designation thereof;

          (b) The rate of annual dividends thereon and the dates of payment thereof;

          (c) The amount per share, if any, which the holders of Class B Serial Preference Shares of such series shall be entitled to receive upon the redemption thereof, or upon the liquidation, dissolution or winding up of the corporation and the amount of premium, if any, plus an amount equal to the dividends accrued and unpaid thereof;

          (d) The conversion or exchange rights, if any, of such series, including without limitation the price or prices, rate or rates, provisions for the adjustment thereof (including provisions for protection against the dilution or impairment of such rights), and all other terms and conditions upon which Class B Serial Preference Shares constituting such series may be convertible into, or exchangeable for, shares of any other class or classes or series; and

          (e) The restrictions, if any, on the issuance of shares of any class or series.

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                                  SUBDIVISION D
                       Provisions Applicable to All Series
                       Of Class B Serial Preference Shares

         1. DIVIDENDS. The holders of Class B Serial Preference Shares of each series shall be entitled to receive, when and as declared by the Board of Directors, dividends at, but not exceeding, the dividend rate fixed for such series by the Board of Directors pursuant to the provisions of Subdivisions C hereof. Such dividends shall not be cumulative. If dividends on all outstanding Class B Serial Preference Shares of each series at the dividend rate fixed therefor shall not have been paid or declared and set apart for payment for the dividend period current at the time, the deficiency shall be fully paid, or dividends equal thereto declared and set apart for payment, but without interest thereon, before any dividends on the Common Shares shall be paid or declared and set apart for payment.

            Dividends shall not be declared or paid on the Class B Serial Preference Shares of any one series for any dividend period unless dividends have been, or are contemporaneously, paid or declared and set apart for payment on the Class B Serial Preference Shares of all series for the dividend periods terminating on the same or an earlier date.

            Any dividend paid in an amount less than full dividends accrued upon all Class B Serial Preference Shares then outstanding shall be divided among the outstanding Class B Serial Preference Shares of each series in proportion to the aggregate amounts which would be distributable to the Class B Serial Preference Shares of each series if full dividends were declared and paid thereon.

            The holders of Class B Serial Preference Shares of any series shall not be entitled to any dividends in excess of the rate fixed for such series.

            After full dividends on the Class B Serial Preference Shares for the current dividend period shall have been declared and paid or set apart for payment, then, and not otherwise, dividends in cash, property, or shares of any class, may be declared and paid upon the Common Shares.

            The term "accrued and unpaid dividends" as used in this Article Fourth means, in respect of each Class B Serial Preference Share of any series, an amount equal to the dividend rate fixed for such series from the date of the then current dividend period to the date of computation, less the aggregate amount of dividends paid thereon.

         2. DISSOLUTION AND LIQUIDATIONS. The Class B Serial Preference Shares shall be preferred over the Common Shares as to assets as well as dividends and upon the dissolution, liquidation, or winding up of the corporation, whether voluntary or involuntary, the holders of the Class B Serial Preference Shares of each series shall be entitled to receive and be paid for each share thereof, out of the assets of the corporation (whether capital or surplus) such amount as shall have been fixed by the Board of Directors at the time such shares are issued together with an amount equal to the accrued and unpaid dividends thereon to the date of payment, plus a premium of such additional amount per share, if any, as shall have been fixed for such series, before any distribution of the assets shall be made to the holders of the Common Shares, but the holders of the Class B Serial Preference Shares shall be entitled to no further participation in such distribution; and the holders of the Common Shares shall be entitled, to the exclusion of the holders of the Class B Serial Preference Shares, to all assets of the corporation remaining after payment to the holders of the Class B Serial Preference Shares of the full preferential amounts aforesaid. If, upon any such dissolution, liquidation or winding up, the assets of the corporation distributable among the holders of Class B Serial Preference Shares shall be insufficient to pay in full the preferential amounts aforesaid, then such assets or the proceeds thereof, shall be distributed among the holders of Class B Serial Preference Shares then outstanding according to the number of shares held by each divided among the outstanding Class B Serial Preference Shares of each series in proportion to the aggregate amounts which would be distributable to the Class B Serial Preference Shares of each series if the full preferential amounts were paid, until such amount as shall have been so fixed by the Board of Directors shall be distributed in respect of each share, and if any excess shall then remain, such excess shall be distributed among

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the holders of outstanding Class B Serial Preference Shares ratably in proportion in the amounts to which they are respectively entitled by reason of accrued and unpaid dividends until each shall have received payment in full of all accrued and unpaid dividends. The consolidation or merger of the corporation, at any time, or from time to time, with any other corporation or corporations, shall not be construed as a dissolution, liquidation, or winding up of the corporation within the meaning hereof.

         3. REDEMPTION. The corporation, at its option to be exercised by its Board of Directors, may redeem the whole or any part of any series of the Class B Serial Preference Shares which is redeemable, at any time, or from time to time, by the payment in cash of a price for each series thereof, in such amount as shall have been fixed by the Board of Directors at the time such shares are issued, plus a premium of such additional amount per share, if any, as shall have been fixed as payable in case of redemption in respect of such series, together with the amount of any dividends accrued and unpaid thereon to the date of redemption. If at any time less than all of the Class B Serial Preference Shares then outstanding shall be called for redemption, the Board of Directors may select the series of Class B Serial Preference Shares to be redeemed and if less than all the Class B Serial Preference Shares of any series are to be called for redemption, the shares to be redeemed may be selected by lot, or pro rata, or by such other equitable method as the Board of Directors in its discretion may determine. Notice of every such redemption, stating the redemption date, the redemption price, and the place of payment thereof, shall be given by mailing a copy of such notice at least thirty (30) days and not more than sixty (60) days prior to the date fixed for redemption to the holders of record of the Class B Serial Preference Shares to be redeemed at their respective addresses as the same appear on the books of the corporation. If such notice of redemption shall have been duly given, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside so as to be available therefor, then notwithstanding that any certificate for Class B Serial Preference Shares so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so fixed, and all rights with respect to such Class B Serial Preference Shares so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest.

            The corporation shall have the rights to purchase Class B Serial Preference Shares of any series (in the case of redeemable shares at a price not in excess of the redemption price thereof), either for the purpose of redemption and retirement or (except in the case of redeemable shares) to be held, used and disposed of as treasury shares.

            Subject to the limitations and provisions of this Article Fourth the Board of Directors may prescribe the manner, terms and conditions upon which Class B Serial Preference Shares shall be called for redemption, purchased or redeemed.

         4. PROTECTIVE PROVISIONS. The corporation shall not, without the affirmative vote at a meeting, or the written consent with or without a meeting of the holders of at least a majority of the Class B Serial Preference Shares of the particular series proposed to be affected, change the express terms and provisions of any series of the Class A Serial Preference Shares in any manner substantially prejudicial to the holders thereof.

         5. VOTING RIGHTS. Except as otherwise expressly provided herein or by law, the holders of Class B Serial Preference Shares shall not be entitled to vote or participate in meetings of shareholders of the corporation.

                                  SUBDIVISION E
                     Provisions Applicable to Common Shares

         VOTING RIGHTS. Each holder of record of Common Shares shall be entitled to one (1) vote for each Common Share registered in his name on the books of the corporation.


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         IN WITNESS WHEREOF, the above named officers, acting-for and on behalf of Bancinsurance Corporation, have hereunto subscribed their names this 10th day of March, 1993.

                                        By: /s/ Si Sokol, President
                                           ------------------------------------
                                           Si Sokol, President



                                        By: /s/ Sally J. Cress
                                           ------------------------------------
                                           Sally J. Cress, Secretary